NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

CUSIP NO. 649172 103

NEW WESTERN ENERGY CORPORATION

XXXXX

XXXXX

AUTHORIZED COMMON STOCK: 100,000,000 SHARES
PAR VALUE: [illegible]

THIS CERTIFIES THAT **SPECIMEN**

IS THE RECORD HOLDER OF **SPECIMEN**

— Shares of **New Western Energy Corporation** Common Stock —

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

SECRETARY

NEW WESTERN ENERGY CORPORATION
CORPORATE
Seal
NEVADA

PRESIDENT

Countersigned & Registered: Globex Transfer, LLC

By: XXXXXXXX